UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 9, 2020

RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-37745	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 First Avenue South, Suite 600
Seattle, Washington 98134
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant's telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2020, following notification by Cary L. Baker of his departure from the company to pursue a new opportunity, RealNetworks, Inc. announced the appointment of Michael J. Ensing as interim Chief Financial Officer effective upon Mr. Baker's departure on February 15, 2020. Mr. Ensing will commence his engagement with the company on January 10 as a strategic advisor.

Mr. Ensing most recently served as Chief Financial Officer from October 2014 to November 2019 of TVI, Inc., doing business as Savers, Value Village and Unique stores, a Washington-based company. Previously, Mr. Ensing served in Chief Operating Officer and Chief Financial Officer roles at Knowledge Universe, from 2012 to 2014, and in various financial leadership positions at Microsoft Corporation, from 2004 to 2012. Earlier in his career, Mr. Ensing served in various roles at consulting companies, including McKinsey & Co. and Deloitte Consulting. Mr. Ensing, age 52, holds an M.B.A. from the Kellogg School of Management at Northwestern University and a Bachelor of Science degree from the University of Michigan.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Pursuant to the rules and regulations of the SEC, the attached exhibits are deemed to have been furnished to, but not filed with, the SEC.

Exhibit No.	Description

99.1	Press release of RealNetworks, Inc. dated January 9, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

By:	/s/ Michael Parham
Michael Parham
Senior Vice President, General Counsel and Corporate Secretary
Dated: January 9, 2020